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                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

                            ARTICLES OF INCORPORATION
                            -------------------------

In compliance with the requirements of Section 204 of the Business Corporation Law Act of May 5, 1933 (P. L. 364) (15 P. S. Section 1204), the undersigned, desiring to be incorporated as a business corporation, hereby certifies that:

         1. The name of the corporation is: Gen Trak, Inc.

         2. The location and post office address of the initial registered office of the corporation in this Commonwealth is: c/o Hamburg, Rubin, Mullin & Maxwell, 800 East Main Street, Lansdale, Pennsylvania 19446-3098.

         3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes: The corporation shall have the unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law of Pennsylvania, including, without limiting the generality of the foregoing, agriculture, manufacturing, printing, processing, research and development. The corporation is organized under the Business Corporation Law of Pennsylvania.

         4. The term for which the corporation is to exist is perpetual.

         5. The aggregate number of shares which the corporation shall have authority to issue is:

            Class A Common Stock, One Million (1,000,000) shares of voting common capital stock, with a par value of One Dollar ($1.00) per share;

            Class B Common Stock, One Million (1,000,000) shares of nonvoting common capital stock, with a par value of One Dollar ($1.00) per share.
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            Both classes of stock shall be identical in all respects, except that the shares of the Class A Common Stock shall have all voting rights.

         6. The name and post office address of the Incorporator and the number and class of shares subscribed by such Incorporator is:

Name                  Address                       Number and Class of Shares
----                  -------                       --------------------------

Gerald Hamburg        800 East Main Street          One (1) share, Class A
                      Lansdale, PA  19446-3098      common stock

         IN WITNESS WHEREOF, the Incorporator has signed and sealed these Articles of Incorporation this 21st day of November, 1986.



                                                  ------------------------------
                                                  Gerald Hamburg
                                                  Incorporator

Filed with the Department of State this 24th day of November 1986.

                                                  ------------------------------
                                                  Secretary of the Commonwealth


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Microfilm Number  __________      Filed with the Department of State on  ______

Entity Number ______________      _____________________________________________
                                  Secretary of the Commonwealth


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)


      In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is:            Gen Trak, Inc.
                                   --------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)   ---------------------------------------------------------------------------------------------------------------------------
      Number and Street                                                City         State                 Zip           County



(b) c/o Hamburg, Rubin, Mullin & Maxwell Corporation Services, Inc., 800 East Main St., Lansdale, PA  19446-3098       Montgomery
        ----------------------------------------------------------------------------------------------------------------------------
      Name of Commercial Registered Office Provider                                                                     County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Business Corporation Law, Act of May 5, 1933

4. The date of its incorporation is: November 24, 1986

5. (Check, and if appropriate complete, one of the following):

      [X] The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

      [ ] The amendment shall be effective on: ________________ at_____________
                                                     Date             Hour

6. (Check one of the following):

      [X] The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S.ss. 1914(a) and (b).

      [ ] The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. ss. 1914(c).

7.(Check, and if appropriate complete, one of the following):

      [ ] The amendment adopted by the corporation, set forth in full, is as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      [X] The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

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8. (Check if the amendment restates the Articles):

      [ ] The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


      IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this__________ day of December 1998.



                                                 GEN TRAK, INC. _______________
                                                (Name of Corporation)


                                         BY:____________________________________
                                                         (Signature)


                                        TITLE:__________________________________




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                                    EXHIBIT A

         Paragraph 5 of the Corporation's Articles of Incorporation is hereby amended to provide in its entirety as follows:

"5. The aggregate number of shares which the Corporation shall have the authority to issue is 25,000,000 shares of voting Common Stock, par value one cent ($.01) per share."





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                                     [SEAL]

                               Department of State
                               Corporation Bureau
                            308 North Office Building
                            Harrisburg, PA 17120-0029




    Instructions for Completion of Form:

    A.One original of this form is required. The form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $52 made payable to the Department of State. PLEASE NOTE: A separate check is required for each form submitted.

    B.Under 15 Pa.C.S. ss. 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address.

    C.The following, in addition to the filing fee, shall accompany this form:

    (1) Three copies of a completed form DSCB:15-134B (Changes-Docketing Statement).

    (2) Any necessary copies of form DSCB:17.2 (Consent to Appropriation of Name) or form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name and the change in name shall contain a statement of the complete new name.

    (3) Any necessary governmental approvals.

    D.This form and all accompanying documents shall be mailed to:

                               Department of State
                               Corporation Bureau
                            308 North Office Building
                            Harrisburg, PA 17120-0029


E.To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information